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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


          GREEN TREE RECREATIONAL, EQUIPMENT & CONSUMER TRUST 1997-C
              By Green Tree Financial Corporation, as Originator
            (Exact name of registrant as specified in its charter)


                Delaware                                         41-6433537
        (State of incorporation                               (I.R.S. Employer
            or organization)                                 Identification No.)


          1100 Landmark Towers
          345 St. Peter Street
          St. Paul,, Minnesota                                   55102-1639
(Address of principal executive offices)                         (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

                                Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

     Green Tree Recreational , Equipment & Consumer Trust 1997-C Certificates issued by Green Tree Recreational, Equipment & Consumer Trust 1997-C
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Item 1.  Description of Registrant's Securities to be Registered

         Reference is made to the Registrant's Registration Statement on Form S-3, Registration Statement No. 333-25641, and the Base Prospectus and Prospectus Supplement related thereto in the form filed under Rule 424(b)(5) with the Commission on September 10, 1997 under the section entitled "Certain Information Regarding the Securities" on page 26 of the Base Prospectus and "Description of Certificates" on page S-23 of the Prospectus Supplement, which are incorporated herein by reference.

Item 2.  Exhibits

  4.1 Pooling and Servicing Agreement between Green Tree Financial Corporation, as Seller and Servicer, and First Trust National Association, as Trustee, dated as of September 1, 1997. Including forms of certificates (incorporated by reference to Exhibit 4.1 to the Company's Form 8-K filed September 29, 1997.

  4.2 Reserve Account Pledge Agreement between Green Tree RECS II Guaranty Corporation, as Pledgor, U.S. Bank National Association, as Collateral Agent and First Trust National Association, as Trustee, dated as of September 1, 1997. (incorporated by reference to Exhibit 4.2 to the Company's Form 8-K filed September 29, 1997.

  4.3 Spread Account Pledge Agreement between Green Tree RECS II Guaranty Corporation, as Pledgor, U.S. Bank National Association, as Collateral Agent and First Trust National Association, as Trustee, dated as of September 1, 1997. (incorporated by reference to Exhibit 4.3 to the Company's Form 8-K filed September 29, 1997.

SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 15, 1997            GREEN TREE FINANCIAL CORPORATION
                                     as originator of Green Tree Recreational, Equipment & Consumer Trust 1997-C


                                   By: /s/ Phyllis A. Knight
                                       ---------------------------------------
                                       Phyllis A. Knight
                                       Vice President and Treasurer

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